Exhibit 10.2

WAIVER AND FIRST AMENDMENT

TO CREDIT AGREEMENT

THIS WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is dated as of June 27, 2014 by and among (i) Body Central Stores, Inc. (the “Lead Borrower”), (ii) the other Borrowers party hereto (together with the Lead Borrower, the “Borrowers”), (iii) the Guarantors party hereto (the “Guarantors” and together with the Borrowers, the “Loan Parties”), (iv) the lenders party hereto (the “Lenders”), and (v) Crystal Financial LLC, in its capacities as administrative agent and collateral agent (in such capacities, the “Agent”) under the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Loan Parties, the Lenders and the Agent are party to a certain Credit Agreement dated as of February 6, 2014 (as confirmed, amended or otherwise modified and in effect on the date hereof, the “Credit Agreement”); and

WHEREAS, the Loan Parties, the Lenders and the Agent desire to amend certain provisions of the Credit Agreement as provided herein and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Loan Parties, the Lenders and the Agent hereby agree as follows:

1.                                      DEFINED TERMS.  Capitalized terms used but not otherwise defined in this Amendment shall have the same meanings ascribed thereto in the Credit Agreement.

2.                                      AMENDMENTS TO CREDIT AGREEMENT.

a.                                      The provisions of Section 1.01 of the Credit Agreement are hereby amended by:

i.                                          Amending the definition of “Blocked Account Agreement” by deleting the phrase “, upon the occurrence and during the continuance of a Cash Dominion Event,” therefrom;

ii.                                       Amending the definition of “Borrowing Base” by:

A)                                   inserting the phrase “; provided that no more than 15% of the Cost of Eligible Inventory included in this clause (b) may be attributed to Eligible In-Transit Inventory” at the end of clause (b) thereof, immediately prior to the “;”; and

B)                                   deleting clause (c) thereof in its entirety and substituting the phrase “(c) the lesser of (i) the Appraise Value of Eligible Equipment multiplied by 50% and (ii) $750,000;” in its stead;

iii.                                    Amending and restating the definition of “Cash Dominion Event” in its entirety as follows:

“Cash Dominion Event” means any of (i) the occurrence and continuance of any Event of Default, (ii) the Total Revolving Outstandings are in an amount in excess of the Required Minimum Balance, or (iii) the failure of the Loan Parties to maintain Unrestricted Cash in an amount of at least $7,500,000 for two (2) consecutive Business Days.  For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing at the Agent’s option (i) so long as such Event of Default has not been waived, (ii) if the Cash Dominion Event arises as a result of the Total Revolving Outstandings being in an amount in excess of the Requirement Minimum Balance, until the Total Revolving Outstandings have been no more than the Minimum Requited Balance for sixty (60) consecutive calendar days, in which case such Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement, and/or (iii) if the Cash Dominion Event arises as a result of the Loan Parties’ failure to maintain Unrestricted Cash as required hereunder, until the amount of Unrestricted Cash held by the Loan Parties has exceeded $7,500,000 for sixty (60) consecutive calendar days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement. The termination of a Cash Dominion Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Dominion Event in the event that the conditions set forth in this definition again arise.

iv.                                   Amending the definition of “Change of Control” by:

A)                                   Inserting the phrase “, and the Subordinated Notes Holders” at the end of the first parenthetical in clause (a) thereof; and

B)                                   Inserting the phrase “except for the changes to the membership of the Board of Directors contemplated in the Subordinated Notes SPA to be consummated on the date of issuance of the Subordinated Convertible Notes” at the beginning of clause (b) thereof;

v.                                      Amending the definition of “Eligible In-Transit Inventory” by inserting the phrase “, was received on the Monday or Tuesday immediately following the Saturday as of which the Borrowing Base is calculated in the relevant Borrowing Base Certificate,” in the first sentence thereof immediately after the phrase “(unless the Agent shall otherwise agree)”;

vi.                                   Amending the definition of “Permitted Encumbrances” by (i) deleting the phrase “and” at the end of clause (p) thereof, (ii) deleting the “.” at the end of clause (q) thereof and substituting the phrase “; and” in its stead, and (iii) adding a new clause (r) as follows:

(r) Liens securing the Indebtedness described under clause (m) of the definition of Permitted Indebtedness.

vii.                                Amending the definition of “Permitted Indebtedness” by (i) deleting the phrase “and” at the end of clause (k) thereof, (ii) deleting the “.” at the end of clause (l) thereof and substituting the phrase “; and” in its stead, and (iii) adding a new clause (m) as follows:

(m) Subordinated Indebtedness under the Subordinated Convertible Notes so long as it is subject to the terms of the Subordinated Notes Intercreditor Agreement.

viii.                             Amending the definition of “Prepayment Event” by inserting the phrase “(other than the issuance of the Subordinated Convertible Notes or the conversion thereof into common stock of the Parent pursuant to the Subordinated Notes Documents)” in the first sentence of clause (d) thereof immediately after the phrase “Equity Interest of a Loan Party”;

ix.                                   Inserting the following new definitions in appropriate alphabetical order:

“Acceptable Document of Title” means, with respect to any Inventory, a tangible, negotiable bill of lading or other Document (as defined in the UCC) that (a) is issued by a common carrier which is not an Affiliate of the applicable vendor or any Loan Party which is in actual possession of such Inventory, (b) is issued to the order of a Loan Party or, if so requested by the Agent, to the order of the Agent, (c) names the Agent as a notification party and bears a conspicuous notation on its face of the Agent’s security interest therein, (d) is not subject to any Lien (other than in favor of the Agent), and (e) is on terms otherwise reasonably acceptable to the Agent.

“Certificate of Designations” means that certain certificate of designations, preferences and rights of Series A-1, A-2, A-3, B-1, B-2, B-3, and B-4 Preferred Stock of the Parent dated as of the First Amendment Effective Date.

“Delayed Draw Term Loan Cap” means, at any time of determination, the lesser of (a) the sum of the undrawn and unexpired Delayed Draw Term Loan Commitments or (b) the Borrowing Base.”

“First Amendment” means that certain Waiver and First Amendment to Credit Agreement dated as of the First Amendment Effective Date.

“Minimum Required Balance” means $12,000,000 minus the amount of all permanent reductions of the Revolving Commitments pursuant to Section 2.01(b).

“Subordinated Convertible Notes” means the 7.5% Subordinated Secured Convertibles Notes due 2017 issued by the Parent pursuant to the Subordinated Notes Documents.

“Subordinated Notes Agent” means Lane Five Partners LP, in its capacity as collateral agent for the Subordinated Notes Holders.

“Subordinated Notes Documents” means the Subordinated Notes SPA, the Subordinated Notes Security Documents, the Subordinated Notes Intercreditor Agreement, the Subordinated Convertible Notes, the Certificate of Designations, and any other instrument or agreement now or hereafter executed and delivered in connection therewith.

“Subordinated Notes Holders” means Blackwood Capital Management, LLC, Lane Five Capital Management LP, Solas Capital Management, LLC, Cannell Capital LLC, and any funds or partnerships managed or advised by any of them [, and their successors and assigns party to the Subordinated Notes Intercreditor Agreement].

“Subordinated Notes Intercreditor Agreement” means that certain Intercreditor and Subordination Agreement dated as of the First Amendment Effective Date, by and among the Agent, the Subordinated Notes Agent, and the Loan Parties.

“Subordinated Notes SPA” means that certain Securities Purchase Agreement dated as of the First Amendment Effective Date by and among the Parent, the Subordinated Notes Agent, and the Subordinated Notes Holders.

“Subordinated Notes Obligations” means all “Obligations” as such term is defined in the Subordinated Convertible Notes.  For the avoidance of doubt, the Subordinated Notes Obligations shall constitute Subordinated Indebtedness for all purposes under this Agreement.

“Subordinated Notes Security Documents” means the Subordinated Notes Security Agreement and each other security agreement or other instrument or document executed and delivered to the Subordinated Notes Agent pursuant to the Subordinated Notes SPA or any other Subordinated Notes Document granting a Lien to secure any of the Subordinated Notes Obligations.

“Subordinated Notes Security Agreement” means that certain Security Agreement dated as of the First Amendment Effective Date by and among the Loan Parties and the Subordinated Notes Agent.

b.                                      Section 2.01(b) of the Credit Agreement is hereby amended by inserting the following phrase at the end thereof, immediately prior to the “.”;

provided that, except as set forth in Section 6.12(d), any prepayment of Revolving Loans that would cause the Total Revolving Outstandings to be less than the Minimum Required Balance, shall be accompanied by a permanent reduction in the Revolving Commitments in an amount equal to, subject to the requirements of Section 2.07(a), the excess of the Minimum Required Balance over the Total Revolving Outstandings after giving effect to such prepayment, and payment of any Early Termination Fee due under Section 2.10(b) in connection with such permanent reduction.

c.                                       Section 2.07(a) of the Credit Agreement is hereby amended by (i) deleting the phrase “and” immediately prior to subclause (iii) thereof, and (ii) inserting the following phrase at the end of subclause (iii) thereof, immediately prior to the “.”:

and (iv) any such reduction may not permanently reduce the aggregate amount of the Revolving Commitments to an amount equal to $7,500,000 or less, unless all of the Commitments are irrevocably terminated concurrently therewith

d.                                      Section 2.10(b) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following in its stead:

(b)  Early Termination Fee.  In the event (x) the Borrowers prepay any portion of the Term Loan or Delayed Draw Term Loan pursuant to Sections 2.06(a) or (d) hereof, or (y) the Borrowers terminate or reduce the Revolving Commitments pursuant to Section 2.01(b), Section 2.06(a) or Section 2.07(a) hereof, or (z) the Termination Date occurs for any reason (except pursuant to clause (i) thereof), including the acceleration of the Obligations, then on the date of any such prepayment, acceleration, termination or reduction, the Borrowers shall pay to the Agent, for the ratable benefit of the applicable Lenders, a fee (the “Early Termination Fee”) equal to the following:  (i) the greater of (A) the difference between (1) the maximum total interest which would be earned on the Obligations (or portion thereof prepaid or due) through and including the date of such prepayment, acceleration, termination or reduction (assuming no Revolving Loans have been drawn if no such Loans are outstanding on the prepayment date and if Revolving Loans have been drawn, assuming the amount outstanding on the date of prepayment had remained outstanding through such anniversary), and (2) the total interest actually paid by the Borrowers to the Lenders on the Obligations (or portion thereof prepaid) prior to the date of date of such prepayment, acceleration, termination or reduction or due date of such Obligations (or portion thereof prepaid or due) and (B) an amount equal to the following percentages of the Loans being prepaid (or required to be prepaid) and Commitments being reduced or terminated on such date (1) 4.5% if such prepayment, acceleration, termination or reduction shall occur at any time after the First Amendment Effective Date but on or prior to July 31, 2014, (2) 4.0% if such prepayment, acceleration, termination or reduction shall occur at any time after July 31, 2014 but on or prior to August 31, 2014, (3) 3.5% if such prepayment, acceleration, termination or reduction shall occur at any time after August 31, 2014 but on or prior to September 30, 2014, and (4) 3.0% if such prepayment, acceleration, termination or reduction shall occur at any time after September 30, 2014 but prior to the first anniversary of the Closing Date; (ii) two percent (2%) of the sum of the Loans being prepaid (or required to be prepaid) and Commitments being reduced or terminated on such date if such prepayment, acceleration, termination or reduction shall occur on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date; and (iii) 0% thereafter.  All parties to this Agreement agree and acknowledge that the Lenders will have suffered damages on account of the early prepayment of the Loans, early termination of this Agreement or any portion of the Commitments and that, in view of the difficulty in ascertaining the amount of such damages, the Early Termination Fee constitutes reasonable compensation and liquidated damages to compensate the Lenders on account thereof.

e.                                       Section 5.05(c) of the Credit Agreement is hereby amended by inserting the following phrase at the beginning thereof, immediately prior to the word “Since”, which shall be lowercased:

On and since the First Amendment Effective Date or, after the first date following the First Amendment Effective Date when audited financial statements are required to be delivered pursuant to Section 6.1(a),

f.                                        Section 5.07 of the Credit Agreement is hereby amended by inserting the phrase “, other than any undeclared, potential default under the Pacific Western Debt arising from events and circumstances occurring prior the First Amendment Effective Date” at the end thereof, immediately before the “.”.

g.                                       Section 5.11 of the Credit Agreement is hereby amended by inserting the phrase “Except as set forth in Schedule 5.11 hereto,” at the beginning of the second sentence thereof, immediately prior to the word “There”, which shall be lowercased.

h.                                      Section 5.13 of the Credit Agreement is hereby amended by:

i.                                          inserting the phrase “or (r)” in the second sentence thereof, immediately after the phrase “clause (a)”; and

ii.                                       Inserting the phrase “or Liens permitted under clause (r) of the definition of Permitted Encumbrance” at the end of the fourth sentence thereof, immediately after the phrase “under the Security Documents”.

i.                                          Section 5.20 of the Credit Agreement is hereby amended by inserting the phrase “(as amended by the First Amendment)” in the first sentence thereof immediately after the phrase “contemplated by this Agreement”.

j.                                         Section 5.23 of the Credit Agreement is hereby amended by inserting the phrase “, since the First Amendment Effective Date,” in the first sentence thereof, immediately after the phrase “cancellation of, or”.

k.                                      Section 5.24 of the Credit Agreement is hereby amended by inserting the phrase “(other than any undeclared, potential default under the Pacific Western Debt arising from events and circumstances occurring prior the First Amendment Effective Date)” in the third sentence thereof immediately after the phrase “under any Material Contract”.

l.                                          Section 6.02(b) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in its stead:

(b)                                 on Wednesday of each week (or, if such day is not a Business Day, on the next succeeding Business Day), a Borrowing Base Certificate showing the Borrowing Base as of the close of business as of the Saturday of the immediately preceding week (provided that the Appraised Value applied to the Eligible Inventory and Eligible Equipment set forth in each Borrowing Base Certificate shall be the Appraised Value set forth in the most recent appraisal obtained by the Agent pursuant to Section 6.10 hereof for the applicable month to which such Borrowing Base Certificate relates), each Borrowing Base Certificate to be certified as complete and correct (excluding any Reserves established by the Agent of which the Lead Borrower has not then received notice from the Agent) by a Responsible Officer of the Lead Borrower;

m.                                  Section 6.12(d) of the Credit Agreement is hereby amended by inserting the following phrase at the end of the first sentence thereof, immediately prior to the “.”:

provided that, unless an Event of Default has occurred and is continuing, the funds on deposit in the Collection Account shall not, without the consent of the Lead Borrower (which, if consented to, shall constitute a voluntary prepayment subject to Section 2.01(b)), be applied to prepay the principal of the Revolving Loans if such prepayment would cause the Total Revolving Outstanding to be less than the Minimum Required Balance; provided further that any Excess Cash Amounts received in the Collection Account prior to the occurrence and continuance of an Event of Default, may, at the Agent’s option, be applied to reduce the Total Revolving Outstandings to an amount below the Minimum Required Balance and such application will not require an accompanying permanent reduction of the Revolving Commitments as required under Section 2.01(b).

n.                                      Section 6.12(e) of the Credit Agreement is hereby amended by inserting the following phrase at the end of the first sentence thereof, immediately prior to the “.”:

provided, that if, at any time after the First Amendment Effective Date, the aggregate amount of all cash and other amounts on deposit in the Operating Account is less than $7,500,000 for two (2) consecutive Business Days, the Loan Parties shall thereafter, at the option of the Agent and whether a Cash Dominion

Event or Event of Default shall then be existing or not, cause the ACH or wire transfer of all amounts in excess of $1,000,000 (the “Excess Cash Amounts”) to the Collection Account, to be applied to the Obligations pursuant to Section 6.12(d).

o.                                      Section 7.06 of the Credit Agreement is hereby amended by inserting new clauses (u) and (v) in the first sentence thereof immediately after the phrase “except that” as follows:

(u)  the Loan Parties may make such payments and distributions to the Subordinated Notes Holders with respect to the Subordinated Notes Obligations when and as permitted under the Subordinated Notes Intercreditor Agreement, (v) the Subordinated Convertible Notes may be converted into common stock of the Parent pursuant to the terms of the Subordinated Notes Documents,

p.                                      Section 7.07 of the Credit Agreement is hereby amended by (i) deleting the phrase “and” immediately prior to subclause (a)(iii) thereof, and (ii) inserting a new subclause (a)(iv) immediately after subclause (a)(iii) thereof as follows:

and (iv) the Subordinated Convertible Notes may be converted into common stock of the Parent pursuant to the terms of the Subordinated Notes Documents,

q.                                      Section 7.09 of the Credit Agreement is hereby amended by (i) deleting the phrase “and” immediately before clause (h) thereof, and (ii) inserting the phrase “, and (i) the issuance of and incurrence of Subordinated Indebtedness under the Subordinated Convertible Notes and the consummation of the transactions contemplated by the Subordinated Notes Documents” at the end of clause (h) thereof immediately prior to the “.”

r.                                         Section 7.12 of the Credit Agreement is hereby amended by inserting the phrase “except for the amendments contemplated in the Subordinated Notes Documents to be made on the First Amendment Effective Date,” at the beginning of clause (a) thereof;

s.                                        New Schedule 5.11 is hereby added to the Credit Agreement and Schedules 5.08, 5.10, 5.17, 5.18, 5.21, 5.24, 7.01 and 7.03 to the Credit Agreement are hereby amended and restated in their entirety, in each case, as set forth in Annex A hereto.

3.                                      WAIVER.

a.                                      The Loan Parties hereby acknowledge and agree that the following Events of Default (the “Existing Events of Default”) have occurred and are continuing: (i) the Loan Parties have failed to comply with the covenant set forth in Section 6.17 of the Credit Agreement, which constitutes an Event of Default under Section 8.01(b) of the Credit Agreement; and (ii) the Loan Parties have failed to comply with the covenants set forth in Section 6.04 of the Credit Agreement, which constitutes an Event of Default under Section 8.01(c) of the Credit Agreement.  The Credit Parties have asserted: (i) the Loan Parties have made determinations and taken action to suspend the operation of their business in the ordinary course, which constitutes an Event of Default under Section

8.01(l) of the Credit Agreement; and (ii) the Loan Parties have failed to pay certain obligations timely, which constitutes an Event of Default under Section 8.01(g) of the Credit Agreement (the “Asserted Events of Default”).  The Loan Parties hereby acknowledge and agree that, as a result of the issuance of the Subordinated Convertible Notes and the changes to the membership of the Board of Directors of the Parent contemplated in the Subordinated Notes SPA to be consummated on the date of issuance of the Subordinated Convertible Notes, a Change of Control may have occurred, which could constitute an Event of Default under Section 8.01(k) of the Credit Agreement (such Event of Default, together with the Existing Events of Default and the Asserted Events of Default, the “Specified Events of Default”).

b.                                      Subject to satisfaction of the conditions set forth in Sections 5 and 6 hereof, the Agent and the Lenders hereby waive all Specified Events of Default.  The waiver specified herein shall only apply to the Specified Events of Default existing as of the date hereof, and shall not otherwise constitute a continuing waiver or a waiver of any other Defaults or Events of Default that now exist or may exist in the future.  Each Loan Party hereby acknowledges and agrees that, except as specifically provided herein with respect to such Specified Events of Default, nothing in this section or anywhere in this Amendment shall be deemed or otherwise construed as a waiver by the Agent or the Lenders of any of their rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

c.                                       Notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document, on the First Amendment Effective Date, any Cash Dominion Event existing as a result of the Specified Events of Default or other events or circumstances occurring prior to the First Amendment Effective Date, shall terminate.  After the First Amendment Effective Date, the Agent shall use commercially reasonable efforts to terminate or rescind any instructions it sent while such Cash Dominion Event was existing, and as a result thereof, to any Blocked Account Bank directing that such Blocked Account Bank comply only with instructions originated by the Agent.

4.                                      COSTS AND EXPENSES.  Each Loan Party absolutely and unconditionally agrees to reimburse the Agent for all reasonable fees, costs and expenses incurred by the Agent in connection with this Amendment or otherwise related to the Loan Documents or the transactions contemplated hereby and thereby, including, without limitation, reasonable legal fees and costs (and without duplication, the allocated cost of in-house legal counsel), professional and consultant fees, recording fees, search fees and filing fees.

5.                                      CONDITIONS PRECEDENT TO EFFECTIVENESS.  This Amendment shall become effective as of the date (the “First Amendment Effective Date”) upon which each of the conditions specified below have been satisfied as determined in the Agent’s discretion:

a.                                      The Agent shall have received one or more counterparts of this Amendment, duly executed, completed and delivered by the Agent, each Lender and each Loan Party;

b.                                      The Agent shall have received evidence satisfactory to it that the Loan Parties have taken all corporate action required for the execution and delivery of this Amendment;

c.                                       After giving effect hereto, the representations and warranties of each Loan Party contained in Article V of the Credit Agreement, in this Amendment or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date hereof, except that (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects, (iii) for purposes hereof, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, (iv) the representation contained in Section 5.05(c) of the Credit Agreement shall be deemed made subject to satisfaction of the condition subsequent listed on Section 5 hereof; and (v) on the First Amendment Effective Date, the foregoing reference to representations and warranties of each Loan Party contained in Article V of the Credit Agreement shall be deemed to exclude Sections 5.05(c), 5.08(a) and Section 5.23 of the Credit Agreement;

d.                                      The Agent shall have received an updated Borrowing Base Certificate dated as of the First Amendment Effective Date (with eligible asset information as of the date of the Borrowing Base Certificate most recently otherwise required to be delivered under the Credit Agreement but with information regarding the Obligations as of such date) which shall reflect that, after giving effect to the funding of any Loans to be made on the First Amendment Effective Date and the use of the proceeds thereof, Availability would not be less than zero;

e.                                       The Agent shall have received duly executed copies of all Subordinated Notes Documents, certified by a Responsible Officer of the Lead Borrower to be correct and complete, and confirmation that the Parent shall have received not less than $18,000,000 in proceeds of the Subordinated Convertible Notes;

f.                                        The Agent shall have entered into an Intercreditor and Subordination Agreement with the Notes Collateral Agent, with respect to the Subordinated Convertible Notes on terms and conditions acceptable to the Agent in its sole discretion;

g.                                       The Agent shall have a received and executed borrowing request from the Lead Borrower requesting that a Revolving Loan be made on the First Amendment Effective Date in an amount no less than the amount required such that, immediately after making such Revolving Loan, the Total Revolving Outstandings shall not be less than the Minimum Required Balance;

h.                                      The Agent shall have received satisfactory evidence that the Agent (for the benefit of the Lenders) shall have a valid and perfected first priority lien and security interest in the Collateral to secure all Obligations under the Loan Documents as amended hereby, including, without limitation, results of UCC searches with respect to each Loan Party satisfactory to the Agent and Lenders;

i.                                          No action, suit, investigation or proceeding shall be pending or, to the knowledge of the Credit Parties, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to result in a Material Adverse Change;

j.                                         The Agent shall have received in immediately available funds an amendment fee, for the pro rata account of each Lender, in an aggregate amount equal to $50,000, which shall be deemed fully earned on the First Amendment Effective Date and shall not be refundable under any circumstances or subjected to reduction by way of setoff or counterclaim;

k.                                      The Borrowers shall have paid all unpaid fees, charges and disbursements of counsel and other fees, costs and expenses required to be paid to the Agent and the Lenders under the Credit Agreement; and

l.                                          After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

6.                                      CONDITIONS SUBSEQUENT TO EFFECTIVENESS.  No later than two (2) Business Days after the First Amendment Effective Date, (a) the Loan Parties shall provide evidence, acceptable to the Agent in its sole discretion, that the Loan Parties have paid all past due rent and other amounts due under their Leases, prior to the expiration of any forbearance periods, if applicable, and have otherwise cured any other events of default or prospective events of default existing under their Leases, except for any Leases with respect to no more than thirteen (13) stores and (b) on such date, the representation of the Loan Parties in Section 5.08(a) of the Credit Agreement shall be true and correct.

7.                                      NO OTHER AMENDMENTS; ACKNOWLEDGMENT OF OBLIGATIONS.

Except for the amendments set forth in Section 2 of this Amendment, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect.  Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any Loan Party’s Obligations under or in connection with the Credit Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of the Agent’s security interest in, (on behalf of itself and Lenders) security titles to or other Liens on any Collateral for the Obligations.

8.                                      REPRESENTATIONS AND WARRANTIES.  Each Loan Party hereby represents and warrants to the Agent and the Lenders as follows:

a.                                      Binding Effect of Documents.  This Amendment and the other Loan Documents have been duly executed and delivered to the Agent and the Lenders by such Loan Party and are in full force and effect, as modified hereby. This Amendment constitutes the legal, valid and binding obligation of each Loan Party enforceable in accordance with its terms.  Each Guarantor hereby confirms that the Guaranty to which it is a party will continue to guarantee to the fullest extent possible, the Guaranteed Obligations (as defined in such Guaranty) and ratifies all the provisions of the Guaranty and all other Loan Documents to which it is a party.

b.                                      No Event of Default.  As of, and after giving effect to this Amendment, the First Amendment Effective Date, no Event of Default has occurred and is continuing.

c.                                       Authority.  Each Loan Party has the corporate power and authority (i) to enter into this Amendment and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it.

d.                                      Authorization. Each Loan Party has the power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver, and perform this Amendment in accordance with the terms hereof and to consummate any transactions contemplated hereby.

e.                                       No Conflict.                            The execution and delivery by each Loan Party of this Amendment and the performance of the obligations of it hereunder and the consummation by it of any transactions contemplated hereby: (i) are not in contravention of the terms of the organizational documents of such Loan Party or of any material agreement or undertaking to which it is a party or by which such Loan Party or its property is bound; (ii) do not require the consent, registration or approval of any Governmental Authority or any other Person (except such as have been duly obtained, made or given, and are in full force and effect and except for consents of Persons (other than a Governmental Authority) that are not material); (iii) do not contravene in any material respect any statute, law, ordinance regulation, rule, order or other governmental restriction applicable to or binding upon such Loan Party; and (iv) will not result in the imposition of any liens upon any property of such Loan Party except Permitted Encumbrances;

9.                                      ADVICE OF COUNSEL.     Each of the parties represents to each other party hereto that it has discussed this Amendment with its counsel.

10.                               SEVERABILITY OF PROVISIONS.  In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.                               COUNTERPARTS.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

12.                               RELEASE.

a.                                      In consideration of the agreements of the Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Agent and each Lender and each of their respective successors and assigns, and respective present and former Related Parties (the Agent, the Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which either Loan Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the First Amendment Effective Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Credit Agreement or any of the other Loan Documents or transactions thereunder or related thereto.

b.                                      Each Loan Party understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

c.                                       Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

13.                               GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

14.                               ENTIRE AGREEMENT; LOAN DOCUMENT.  The Credit Agreement and the other Loan Documents as and when confirmed, amended, or otherwise modified through this Amendment embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.  This Amendment shall constitute a Loan Document for all purposes.

15.                               NO STRICT CONSTRUCTION, ETC.  The parties hereto have participated jointly in the negotiation and drafting of this Amendment.  In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment.  Time is of the essence for this Amendment.

16.                               RELATIONSHIP OF PARTIES; NO THIRD PARTY BENEFICIARIES.  Nothing in this Amendment shall be construed to, nor is this Amendment intended to, alter, change or affect in any way the relationship among the Agent, the Lenders and the Loan

Parties to one other than a debtor-creditor relationship.  This Amendment is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto.  No Person other than a party hereto is intended to be a beneficiary hereof and no Person other than a party hereto shall be authorized to rely upon or enforce the contents of this Amendment.

17.                               SECTION TITLES.  The section titles contained in this Amendment are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the parties.

18.                               ENTIRE AGREEMENT.  This Amendment and the other Loan Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior negotiations, understandings and agreements between such parties with respect to such transactions.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

AGENT AND LENDERS:

CRYSTAL FINANCIAL LLC, as Agent and a Revolving Lender

By:	/s/ Evren Ozargun
Evren Ozargun
Managing Director

[Signature Page to First Amendment to Credit Agreement]

SOLAR CAPITAL LTD., as a Revolving Lender

By:	/s/ Chris Henley
Chris Henley
Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

BORROWERS:

BODY CENTRAL STORES, INC.

By:	/s/ Tom Stoltz
Tom Stoltz
Chief Operating Officer
Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

BODY CENTRAL SERVICES, INC.

By:	/s/ Tom Stoltz
Tom Stoltz
Chief Operating Officer
Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

BODY CENTRAL DIRECT, INC.

By:	/s/ Tom Stoltz
Tom Stoltz
Chief Operating Officer
Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

GUARANTOR:

BODY CENTRAL CORP.

By:	/s/ Tom Stoltz
Tom Stoltz
Chief Operating Officer
Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

ANNEX A

SCHEDULES TO THE CREDIT AGREEMENT

Annex A to First Amendment